SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of 1934


         Filed by the Registrant  [x]
         Filed by a Party other than the Registrant  [ ]

         Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))
         [ ]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [X]  Soliciting Material Pursuant to Section 240.14a-11(c) or
              Section 240.14a-12


                            Coastal Physician Group, Inc.

                   (Name of Registrant as Specified In Its Charter)

                            Coastal Physician Group, Inc.

                      (Name of Person(s) Filing Proxy Statement)

         Payment of Filing Fee (Check the appropriate box):

         [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
              6(i)(2) or item 22(a)(2) of Schedule 14A.
         [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              (1) Title of each class of securities to which transaction applies:

              (2) Aggregate number of securities to which transaction applies:

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

              (4)  Proposed maximum aggregate value of transaction:

              (5)  Total fee paid:







         [X]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:













                     [LOGO OF COASTAL PHYSICIAN GROUP, INC.]

















                           COMPREHENSIVE BUSINESS PLAN





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         COMPREHENSIVE BUSINESS PLAN:
         THREE-PHASE TURNAROUND



         Goals:  Maximize Shareholder Value and Meet Debt Service
         Requirement

                                    Defend
              January 1996 ------------------------- January 1997


                                  Restructure/Stabilize
                         May 1996 |----------------------->


                                             Grow Core Businesses


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                                                       GROUP, INC.]







         SNAPSHOT: MARCH 1996

                                  Unclear Future


         - The Company had not been able to forecast cash flow accurately

              -    No Company-wide action plan to improve cash flow

              -    "Business as usual" atmosphere at SBU level

         -    Edge of liquidity crisis

         -    Receipt of 1995 audit opinion was unclear, 10-K delayed

         -    5 of 8 business units were losing money on an EBITDA basis


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                                                       GROUP, INC.]







         SNAPSHOT:  JULY 1996


                  Focused Comprehensive Business Plan Developed
                               with Outside Experts


         - Revised credit agreement executed - receipt of audit opinion, 10K filed

         -    Changed leadership/new management team in place

         -    Cash flow monitoring system developed and put in place

         -    Management Action Plan (MAP) underway

         -    Actual Q2 net cash flows ahead of plan

         - Board approved Strategic and Financial Plan for the dives-titure of certain assets

         -    Longer-term strategic plan to be developed by year-end


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                                                       GROUP, INC.]







         NEED TO SOLVE FINANCING ISSUES

                       New Credit Agreement Provides Time


         -    Original $83M facility matures on 7/1/97

         -    New credit facility executed in May 1996

              -    Provides up to $40M in new funding

              -    Warrants to lenders with clawback for early paydowns

         -    $40M must be paid down by 1/2/97



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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         COMPREHENSIVE BUSINESS PLAN

                 Three-Prong Approach to Solve Financing Issues

              Divestitures (Strategic and Financial Plan)
              [arrow to and from Operational Initiatives and Refinancing Alternatives]

              Refinancing Alternatives (Maintain Flexibility)
              [arrow to and from Divestitures and Operational
              Initiatives]

              Operational Initiatives (Management Action Plan)
              [arrow to and from Divestitures and Refinancing
              Alternatives]



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                                                       GROUP, INC.]







              COMPREHENSIVE BUSINESS PLAN

                        Execution of Three-Prong Approach


              - Improve and increase efficiency in each of the Company's existing operations and businesses (MAP)

         - Divest non-strategic business units, leaving in place the Company's core operations (Strategic and Financial Plan)

         - Refinance and ultimately pay down debt and concentrate on effective management of the Company's core operations


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         STRATEGIC AND FINANCIAL PLAN GOALS

                  Goal:  Build Foundation for Future Growth and
                            Improve Shareholder Value


         - Focus on "core businesses" with competitive advantages and franchise value

              -    Leadership position in industry
              -    Critical mass
              - Significant value enhancement opportunity via turn-around

         -    Divest non-core assets
              -    Uncompetitive market positions
              -    Management issues
              -    Large, ongoing capital needs
              -    Lack of clear, near-term turnaround opportunity

         - Stabilize financial position/execute strategy to support liquidity events


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         STRATEGIC PLAN FOCUSES ON CORE BUSINESSES

                Non-core Businesses Consumed Inordinate Amount of
                                 Management Time

                         Core                        Non-Core
         -------------------------------     -------------------------
                                % of Q1                      % of Q1
               Business       96 Revenue      Business     96 Revenue
         ------------------   ----------    -------------  ----------
         Hospital-Based and
           Other Contract                   Practice
           Services              57           Management       11

         Business Management                Better Health
           Services (HBR)         8           Plan              6

         HMOs (HPSE, DHP)        15         MedCost             2
                                                            --------
         Corporate Group                                       19%
           and other              1
                              --------
                                 81%


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         STRATEGIC DIVESTITURE PROCESS

         July-August
         -    Contact strategic acquirors

         -    Sign confidentiality agreements

         -    Distribute offering memorandums

         August
         Preliminary non-binding bids in August

         August-October/November
         -    Due diligence

         -    Contract negotiations

         -    Negotiate def. agreements

         October/November
         Board Approval of Definitive Agreements

         October/November-November/December [potentially beyond December] Close transactions





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                                                [LOGO OF COASTAL PHYSICIAN
                                                 GROUP, INC.]

























                             MANAGEMENT ACTION PLAN/
                                OPERATIONAL REVIEW


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         HOSPITAL-BASED CONTRACT SERVICES

                        Early Assessment:  February/March


         - Traditional financial and operational measurements did not provide effective management tools

         -    Revenue-driven focus; insufficient attention to cash flow

              -    Customer attrition

              -    Margin erosion

              -    Many "loser" contracts

         -    Lack of field management depth

         - Extrinsic/intrinsic incentives not significantly aligned with good business practices


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         HOSPITAL-BASED CONTRACT SERVICES

                    Goal:  Redefine the Way CPS Does Business


         - Develop consistency in the way we do business and ensure that we measure results accurately

         -    Develop short-term and long-term plans and objectives

              - Tracking daily and weekly metrics for results to be constantly and consistently reviewed

              - Communicate plans and objectives throughout the organization

         - Provide people with the resources and incentives to accomplish the plans and objectives


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                                             [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         HOSPITAL-BASED CONTRACT SERVICES

                               Focus on the Basics


         - Terminate unprofitable CES and related contracts that can't be quickly made profitable

         -    Size organization to fit resulting revenue base

         -    Address billing/collection issues

         -    Reduce direct expenses


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         HOSPITAL-BASED CONTRACT SERVICES

                                Structural Changes


         -    Greater P&L responsibility at the operating level

              - Redefine roles and responsibilities of Medical Direc-tors

              -    Operations (recruiting, credentialing & staffing)

              -    Contract management

              -    Accounting/financial reporting

              -    New business development


         -    Corporate responsibility

              -    Functional reporting relationships

              -    Strategy & direction

              -    Provide resources

              -    Track & rollup results


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         HOSPITAL-BASED CONTRACT SERVICES

                       New and Improved Measurement Tools:
                                   Key Metrics


         -    Daily cash improvement vs. plan


         -    Daily cash received:

              -    Flat rate

              -    Subsidy

              -    Third party billing contracts (fee-for-service)

         -    Daily past due accounts receivable

         -    Voluntary/involuntary terminations

         -    Conversions/new business development

         -    Recruiting and scheduling effectiveness

         - New business: margins, visits, working capital require-ments


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         BUSINESS MANAGEMENT SERVICES

                        Early Assessment:  February/March


         -    Single customer dependency

         -    Ineffective relationship between HBR and CPS

         -    A/R collection problems

         -    Labor turnover issues

         -    Inefficient information systems

              -    In midst of major systems conversions

         -    Marketing deficiencies

         -    Contract attrition issues


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                                            [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         BUSINESS MANAGEMENT SERVICES

                                Operational Issues


         - Organization structure - three different organizational approaches in three years: Departmental, TQM, Shop Floor

         -    Minimal standardization of process among regions

         -    Few meaningful operating indicators

         -    High rework, suspense and hold rates

         -    Current process is labor-intensive



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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         BUSINESS MANAGEMENT SERVICES

                                  MAP Objectives


         -    Stabilize operations

         -    Enhance cash, reduce backlog and improve claims filing

         - Reorganize and regionalize contract distribution and mar-keting programs

         - Streamline claims process, achieve market growth and technological advances



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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         BUSINESS MANAGEMENT SERVICES

                 New and Improved Measurement Tools:  Key Metrics


         -    Average daily receipts

         -    Charts processed/FTE

         -    Collections/FTE

         -    Charts suspended

         -    Contract attrition

         -    Backlog of remittance dollars

         -    Remittance dollars processed


                                        20
                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         HEALTH MAINTENANCE ORGANIZATIONS

                         Potential for Value Enhancement


         - Favorable risk/reward characteristics for both Healthplan Southeast (Tallahassee, FL) and Doctors Health Plan (NC)

         -    Improved performance

              -    Positive medical loss ratio (MLR) trends

              -    General & administrative expense % reduction

         - Generate profit improvement and demonstrate opportunity for continued growth

         -    Market expansion in under-penetrated southeastern regions



                                        21
                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         HEALTHPLAN SOUTHEAST

                                    Assessment


         -    Renewed contract with state

         -    Co-exclusivity in largest market

         -    Expansion approval in three counties

         - MLR falling due to renegotiated provider contracts and other recent actions

         -    Network development opportunities


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         HEALTHPLAN SOUTHEAST

                                  Opportunities


         -    Improved profits on moderate membership and revenue growth

         -    Reduce drivers of medical cost

         -    Build membership in expansion markets

         -    Strengthen management

         - Streamline select administrative functions to further reduce operating costs


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         HEALTHPLAN SOUTHEAST

                                 Improving Trends


                     1995     Jan '96    Feb '96   Mar '96  Apr '96   May '96
                     ----     -------    -------   -------  --------  -------
     Members       56,000(1)  63,095     63,736    64,368    65,340   65,596

     MLR             89.8%      93.8%      93.2%     90.4%     88.3%    86.0%

     Admin. Exp.%    11.4%      13.2%      12.3%     12.7%     11.8%    11.7%

     Days/1000        299        324        290       270       231      263
















     Note:  (1) Average for 12 month period 1/1/95-12/31/95.

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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         CORPORATE GROUP-MANAGEMENT ACTION PLAN

                                   Major Issues


         -    Re-evaluate Corporate Group needs as asset sales progress

         -    Information systems costs rising

         -    Limited access to relevant financial information

         - Significant potential cash outflow related to real estate put options



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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         CORPORATE GROUP-MANAGEMENT ACTION PLAN

                             Accomplishments to Date


         -    Committed to timely asset disposition

         - Implemented "Enterprise Metrics" to permit daily and weekly SBU management

         -    Hired CIO to attack large information systems costs

         - Realizing initial benefits of cash flow management strate-gies

         -    Professionals assisting in managing operational turnaround



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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]






















                            BACKGROUND TO PROXY FIGHT


















         BACKGROUND TO PROXY FIGHT

                Dr. Scott Presided Over the Company's Decline and
                   Did Not Return the Company to Profitability


         - Beginning in mid-1993, Dr. Scott led an acquisition strategy in an effort to diversify the business, expending over $325M in cash and stock

         - The Company was not able to integrate the acquired busi-nesses; specifically, Dr. Scott failed to:

              - Put in place effective policies and procedures for the integration of acquired businesses

              - Implement measures for the control of day-to-day operations (cash flow, accounts receivable collec-tions, MIS)

         - The Company's stock price declined by over 80% from its peak, losing over $575M of market value (2/94 to 5/96)


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         BACKGROUND TO PROXY FIGHT

                The Board Engaged Outside Turnaround and Financial
                   Experts and is Implementing a Recovery Plan


         - Price Waterhouse was retained to design and implement operational turnaround (Management Action Plan)

         - In March 1996, the Board (including Dr. Scott) unanimously approved a Management Action Plan

         - Morgan Stanley was hired to perform a strategic study, resulting in the development by management of the Strate-gic and Financial Plan

         - In July 1996, the Board approved the Strategic and Finan-cial Plan which, together with the MAP, constitutes the Comprehensive Business Plan


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         BACKGROUND TO PROXY FIGHT

          Dr. Scott Hindered Implementation of the Comprehensive Business Plan,
                             and was Placed on Leave


         - The Board formed the view that Dr. Scott could not produc-tively work with the Board, senior management and Price Waterhouse to effect the Company's turnaround

         - On May 29, 1996, the Board determined that Dr. Scott's actions were not consistent with the Company's best inter-ests and voted 6-3 to place Dr. Scott on sabbatical leave

         - Two directors other than Dr. Scott voted against his dis-missal

              - Dr. Walls is employed by an entity affiliated with Dr. Scott

              - Mr. Hemingway recently had his operational duties changed at the Company


                                        30
                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         BACKGROUND TO PROXY FIGHT

              Dr. Scott's attempt to Regain Control of the Board is
                Against the Economic Interests of Shareholders


         - Dr. Scott's desire to replace the board members is a transparent attempt to regain control of the Company that he built but did not profitably manage

         - The "independence" of one of Dr. Scott's nominees is sus-pect

              - Mitchell Berger's law firm has represented Dr. Scott on multiple personal matters

         - The election of Dr. Scott's two new directors would give Dr. Scott (with Dr. Walls and Mr. Hemingway) a majority of the Board and allow him to regain control of the Company


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                                              [LOGO OF COASTAL PHYSICIAN
                                                       GROUP, INC.]







         Forward-looking Information or Statements: Except for state-ments of historical fact, statements made in this presentation and in the conference of which this presentation is a part are forward looking statements, and are inherently subject to un-certainties. The actual results of the Company may differ materially from those reflected by the forward looking state-ments based on a number of important risk factors including, but not limited to: receipt of sufficient proceeds from divested assets and the timing of any divestitures, fulfillment of scheduled divestiture efforts; the level and timing of im-provements in the operational efforts; the possibility of poor accounts receivable collection and/or reimbursement experience; the possibility of increased medical expenses due to increased utilization; the possibility that the Company is not able to improve operations or execute its divestiture strategy as planned; and other important factors disclosed from time to time in the Company's form 10-K, form 10-Q, form 8-K and other Securities and Exchange Commission filings, including the form 10-Q for the quarter ended March 31, 1996 and, when filed, for the quarter ended June 30, 1996.

         Certain Additional Information: Coastal Physician Group, Inc. will be soliciting proxies to elect directors at its 1996 An-nual Meeting of Stockholders. The following individuals may be deemed participants in such solicitations of proxies: Jacque
         J. Sokolov, M.D.; Robert V. Hatcher, Jr.; Stephen D. Corman; John P. Mahoney, M.D.; Richard Janeway, M.D.; Norman H. Chenven, M.D.; Joseph G. Piemont; Robert P. Borchert; Dennis I. Simon; and Bettina M. Whyte. As of May 31, 1996, Dr. Sokolov is the beneficial owner of 263,423 shares of the Company's common stock; Mr. Hatcher is the beneficial owner of 16,808 shares of the Company's common stock; Mr. Corman is the benefi-cial owner of 10,138 shares of the Company's common stock; Dr. Mahoney is the beneficial owner of 4,090 shares of the Company's common stock; Dr. Janeway is the beneficial owner of 11,451 shares of the Company's common stock; and Mr. Borchert is the beneficial owner of less than 100 shares of the Com-pany's common stock. Mr. Simon and Ms. Whyte are employees of Price Waterhouse LLP and have been appointed by agreement of Price Waterhouse and Coastal to be Plan Managers of the Com-pany's revitalization plan. In connection with such agreement, the Company has agreed to pay Price Waterhouse $70,000 per month for the services of the Plan Managers, and $46,400 per month for any additional Price Waterhouse personnel that may provide services under the agreement. The Company also granted Price Waterhouse an option to purchase 50,000 shares of Coastal common stock at a price of $7 7/8, which has not yet vested, and a separate option to purchase up to 50,000 shares of Com-pany common stock, which will vest at a rate of 10,000 shares each month for five months commencing May 15, 1996, at a strike price equal to the average closing price of the common stock on the New York Stock Exchange for the first ten trading days of each month prior to the vesting date.

         Steven M. Scott, M.D., Bertram E. Walls, M.D. and John A. Hemingway are also directors of Coastal, but are not expected to solicit proxies on behalf of the Company.


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                     [LOGO OF COASTAL PHYSICIAN GROUP, INC.]





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